Exhibit 99.1

United Online Reports Fourth-Quarter and Fiscal 2006 Results

•          Content & Media Revenues Grow to 33% of Quarterly Consolidated Revenues in the Fourth Quarter

•          Content & Media Fourth-Quarter Pay Accounts Rise to 46% of All Pay Accounts

•          Fourth-Quarter Advertising Revenues Increase 101% Year-Over-Year

WOODLAND HILLS, Calif., Feb. 8, 2007 — United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet and media services, today reported financial results for its fourth quarter and fiscal year ended December 31, 2006.

“Organic revenue growth in our Content & Media segment drove United Online’s sequential revenue growth this quarter,” said Mark R. Goldston, chairman and chief executive officer of United Online.  “This achievement highlights the significant progress we made diversifying our business in 2006, with Content & Media comprising 33% of fourth-quarter revenues and 46% of total pay accounts.”

Fourth-Quarter 2006 Consolidated Results:

•        Total revenues were $130.8 million, versus $130.2 million in the year-ago quarter.

•        Including the impact of $13.3 million of non-cash asset impairment charges (see below), operating income was $9.3 million, or 7.1% of revenues, versus $22.1 million, or 17.0% of revenues, in the year-ago quarter.

•        Excluding the impact of impairment charges, adjusted operating income before depreciation and amortization (OIBDA)(1) increased 6% to $36.6 million, or 28.0% of revenues, versus $34.6 million, or 26.6% of revenues, in the year-ago quarter.

•        Pay accounts(2) decreased by 58,000 during the quarter to 4.9 million, and active accounts(2) totaled 20.1 million at December 31, 2006.

•        Net income was $4.6 million, after the impact of $8.0 million, net of tax, of impairment charges, versus net income of $12.4 million in the year-ago quarter.  On a diluted per share basis, net income was $0.07, after the impact of $0.12 of asset impairment charges in the fourth quarter of 2006, versus $0.19 in the year-ago quarter.

•        Excluding the impact of impairment charges, adjusted net income(3) was $19.5 million, an increase of 5%, versus $18.6 million for the year-ago quarter.  On a diluted per share basis, adjusted net income for the quarter was $0.29 per share, an increase of 4% versus $0.28 per share for the year-ago quarter.

•        The $13.3 million pre-tax, non-cash asset impairment charges are comprised of (i) Communications segment charges of $4.5 million related to the write-down of certain assets associated with the company’s voice over Internet protocol (VoIP) business; and (ii) Content & Media segment charges of $8.8 million related to the write-down of goodwill and intangible assets associated with the March 2005 acquisition of PhotoSite.  Certain non-GAAP metrics contained herein, including adjusted OIBDA, adjusted OIBDA for a segment, and adjusted net income have been adjusted to exclude impairment charges.  See footnotes below.

Full-Year 2006 Consolidated Results:

•        Total revenues were $522.7 million, versus $525.1 million in 2005.

•        Operating income was $74.0 million, after the impact of $13.3 million of impairment charges, or 14.2% of revenues, versus $86.6 million, or 16.5% of revenues, in 2005.

•        Adjusted operating income before depreciation and amortization (OIBDA)(1) increased 9% to $146.0 million, or 27.9% of revenues, versus $133.8 million, or 25.5% of revenues, in 2005.

•        Net income was $42.3 million, after the impact of $8.0 million, net of tax, of impairment charges, versus net income of $47.1 million in 2005.  On a diluted per share basis, net income was $0.64 in 2006, after the impact of $0.12 of asset impairment charges in 2006, versus $0.74 in 2005.

•      Adjusted net income(3) was $77.7 million, an increase of 9%, versus $71.1 million in 2005.  On a diluted per share basis, adjusted net income for 2006 was $1.16 per share, an increase of 6%, versus $1.09 per share in 2005.

“2006 marked the fifth year in a row that United Online has reported record consolidated adjusted OIBDA,” said Charles S. Hilliard, president and chief financial officer of United Online.  “2006 was also the third year in a row that we have reported record Content & Media revenues.  We believe our profitability, strong balance sheet and free cash flow give us the flexibility needed to continue to execute our diversification strategy.”

Fourth-Quarter 2006 Segment Results:

Communications:

•        Communications revenues were $87.2 million, or 66.7% of consolidated revenues, versus $104.1 million, or 79.9% of consolidated revenues, in the year-ago quarter.

•        Communications operating income was $24.9 million, after the impact of $4.5 million of impairment charges, or 28.5% of Communications revenues, versus $26.8 million, or 25.7% of Communications revenues, in the year-ago quarter.

•        Communications adjusted OIBDA(1) was $32.9 million, or 37.7% of Communications revenues, an increase of 8%, versus $30.3 million, or 29.1% of Communications revenues, in the year-ago quarter.

•        Communications pay accounts decreased by 149,000 during the quarter to 2.6 million, or 53.5% of consolidated pay accounts.

Content & Media:

•        Content & Media revenues grew 67% to $43.6 million, or 33.3% of consolidated revenues, versus $26.2 million, or 20.1% of consolidated revenues, in the year-ago quarter.

•        Content & Media operating loss was ($7.2) million, after the impact of $8.8 million of impairment charges, versus an operating profit of $3.1 million, or 11.8% of Content & Media revenues, in the year-ago quarter.

•        Content & Media adjusted OIBDA(1) was $8.1 million, or 18.5% of Content & Media revenues, versus $9.0 million, or 34.3% of Content & Media revenues, in the year-ago quarter.

•        Content & Media pay accounts increased by 91,000 during the quarter to 2.3 million, or 46.5% of consolidated pay accounts.

Other:

•        Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA(1)  were ($4.3) million, versus ($4.6) million in the year-ago quarter.

Additional Highlights:

•        Cash balances at December 31, 2006 were $162.4 million, including cash, cash equivalents and short-term investments.

•        Cash flows from operations were $22.9 million in the fourth quarter of 2006, versus $22.8 million in the year-ago quarter.  Cash flows from operations were $101.5 million in 2006, versus $137.0 million in 2005.  In connection with the adoption of FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the company’s statement of cash flows are now presented in the financing section.

•        Free cash flow(4) was $16.0 million in the fourth quarter of 2006, versus $17.6 million in the year-ago quarter.  Free cash flow(4) was $82.1 million in 2006, versus $115.4 million in 2005.

•        The company’s previously-authorized stock repurchase program has been extended through December 31, 2007.  At December 31, 2006, the company had repurchased $139.2 million of its common stock under the program, leaving $60.8 million remaining under the program.

Full-Year 2006 Segment Results:

Communications:

•        Communications revenues were $375.9 million, or 71.9% of consolidated revenues, versus $431.9 million, or 82.3% of consolidated revenues, in 2005.

•        Communications operating income was $118.4 million, after the impact of $4.5 million of impairment charges, or 31.5% of Communications revenues, versus $122.9 million, or 28.4% of Communications revenues, in 2005.

•        Communications adjusted OIBDA(1) was $138.0 million, or 36.7% of Communications revenues, an increase of 2%, versus $135.3 million, or 31.3% of Communications revenues, in 2005.

Content & Media:

•        Content & Media revenues grew 58% to $146.7 million, or 28.1% of consolidated revenues, versus $93.1 million, or 17.7% of consolidated revenues, in 2005.

•        Content & Media operating loss was ($6.5) million, after the impact of $8.8 million of impairment charges, versus an operating loss of ($8.3) million in 2005.

•        Content & Media adjusted OIBDA(1) was $26.7 million, or 18.2% of Content & Media revenues, an increase of 61%, versus $16.5 million, or 17.8% of Content & Media revenues, in 2005.

Other:

•        Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA(1)  were ($18.6) million, versus ($18.0) million in 2005.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release.  United Online does not intend to revise or update this information and may not provide this type of information in the future.  Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission. In addition, the stock-based compensation and weighted average diluted shares projections are based on estimated equity grants for 2007, including a company-wide grant which has not yet been determined, and actual grants could vary significantly from those currently estimated.

Below is the company’s guidance for the March 2007 quarter and the year ending December 31, 2007:

(in millions)

	Q1 ending 3/31/07	Full Year ending 12/31/07
Operating income	$15.0 — $17.0	$78.5 — $83.5
Depreciation	5.0	21.0
Amortization	4.7	19.0
Stock-based compensation	3.8	21.0
Restructuring charges	1.5	1.5
Adjusted operating income before depreciation and amortization (1)	$30.0 — $32.0	$141.0 — $146.0
Weighted average diluted shares	68.5 — 69.5	70.0 — 71.0

Total revenues for the March 2007 quarter are estimated to be between approximately $124.0 million and approximately $126.0 million.

We currently anticipate a slight to modest decline in total revenues for fiscal year 2007 when compared to total revenues for fiscal year 2006.

(1)     Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; and impairment of goodwill, intangible assets and long-lived assets.  Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period.   Management uses adjusted OIBDA to measure the company’s performance.  The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.  A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges and impairment charges.  Management compensates for this limitation by providing information about restructuring charges and impairment charges.  Management does not believe any of these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income.  A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations as set forth in the company’s Form 10-Ks and Form 10-Qs before restructuring charges and impairment of goodwill, intangible assets and long-lived assets. Management believes that because adjusted OIBDA for a segment excludes certain non-cash expenses and expenses that are not reflective of the segment’s core operating results over time, this measure provides investors with additional useful information to measure the company’s segment performance, particularly with respect to changes in performance from period to period.  Adjusted OIBDA for the company’s segments is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA for a segment is that it does not reflect the costs of restructuring charges and impairment charges related to an operating segment.  Management compensates for this limitation by providing information about restructuring charges and impairment charges by segment.  Management does not believe this limitation is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, segment income from operations.  A reconciliation to segment income from operations is provided in the accompanying tables.

(2)     A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, VoIP, social-networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days; the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days; and the number of MyPoints members who earned points or spent points within the preceding 90 days.

(3)     Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets; stock-based compensation; restructuring charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of FAS 123R, and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income and adjusted net income per share provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets) and (2) expenses that are not reflective of the company’s core results over time.  Management also uses adjusted net income and adjusted net income per share for this purpose.  Adjusted net income and adjusted net income per share are not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income and adjusted net income per share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted net income per share do not have standardized meanings.  Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.  Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of adjusted net income in this earnings release and by providing a reconciliation that shows and describes the adjustments made.  Management does not believe these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, net income.  A reconciliation to net income is provided in the accompanying tables.

(4)     Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring charges.  Management believes that this measure of free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities.  A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

Conference Call

United Online will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to discuss its quarterly results. A live Web cast of the call can be accessed through the Investors section of the company’s Web site at www.untd.com. A recording of the call will be available on the site for seven days.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet and media services.  The company’s Content & Media services include social networking (Classmates) and online loyalty marketing (MyPoints).  Its Communications services include Internet access (NetZero, Juno) and email.  United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India.  For more information about United Online, please visit www.untd.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, expectations regarding future financial performance; weighted average diluted shares; depreciation and amortization; stock-based compensation and restructuring charges.   Any such forward-looking statements are not guarantees of future performance or results, and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in pay accounts and the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support existing and new products and services; the effects of seasonality; changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in stock-based compensation; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; that the company will incur additional restructuring charges or currently anticipated restructuring charges will be greater than anticipated;  risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain, renew, or enter into new, agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation.  From time to time, the company considers acquisitions or divestitures that, if consummated, could be material.  Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.  If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.  More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:	Press:
Scott Matulis — United Online, Inc.
818-287-3388
Liz Gengl — United Online, Inc.
818-287-3076
pr@untd.com

Investors and Press:
Evan Pondel - PondelWilkinson Inc.
310-279-5980
investor@pondel.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

 (in thousands)

	December 31, 2006	December 31, 2005

ASSETS
Cash, cash equivalents and short-term investments	$162,362	$244,362
Accounts receivable, net	32,226	19,201
Deferred tax assets, net	71,360	68,355
Property and equipment, net	34,296	33,093
Goodwill and intangible assets, net	186,671	139,837
Other assets	16,104	16,340
Total assets	$503,019	$521,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$36,550	$46,955
Accrued liabilities	39,547	36,249
Member redemption liability	19,989	—
Deferred revenue	56,348	56,284
Capital leases	30	698
Term loan	—	54,208
Other liabilities	3,589	4,379
Total liabilities	156,053	198,773

Stockholders’ equity	346,966	322,415

Total liabilities and stockholders’ equity	$503,019	$521,188

UNITED ONLINE, INC.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Revenues	$130,786	$130,232	$522,654	$525,061
Operating expenses:
Cost of revenues(a)	29,967	28,241	120,049	110,672
Sales and marketing(a)	43,976	48,639	177,019	209,292
Product development(a)	13,231	11,229	52,933	40,009
General and administrative(a)	16,537	15,126	67,709	56,729
Amortization of intangible assets	4,486	4,915	17,640	21,799
Impairment of goodwill, intangible assets and long-lived assets	13,285	—	13,285	—
Total operating expenses	121,482	108,150	448,635	438,501

Operating income	9,304	22,082	74,019	86,560

Interest and other income, net	1,549	2,201	6,076	6,885
Interest expense	(245)	(1,328)	(2,571)	(6,073)

Income before income taxes	10,608	22,955	77,524	87,372

Provision for income taxes	6,049	10,581	36,293	40,245

Income before cumulative effect of change in accounting principle	4,559	12,374	41,231	47,127
Cumulative effect of change in accounting principle, net of tax	—	—	1,041	—

Net income	$4,559	$12,374	$42,272	$47,127

Basic net income per share
Income before cumulative effect of change in accounting principle	$0.07	$0.20	$0.64	$0.77
Cumulative effect of change in accounting principle, net of tax	—	—	0.02	—
Basic net income per share	$0.07	$0.20	$0.66	$0.77

Diluted net income per share
Income before cumulative effect of change in accounting principle	$0.07	$0.19	$0.62	$0.74
Cumulative effect of change in accounting principle, net of tax	—	—	0.02	—
Diluted net income per share	$0.07	$0.19	$0.64	$0.74

Shares used to calculate basic net income per share	65,102	61,899	64,001	61,135
Shares used to calculate diluted net income per share	67,616	64,996	66,269	63,815
Shares outstanding at end of period	65,805	62,606	65,805	62,606

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$148	$52	$817	$183
Sales and marketing	714	333	3,457	954
Product development	1,119	327	5,367	1,069
General and administrative	2,050	2,408	9,527	7,746
Total stock-based compensation	$4,031	$3,120	$19,168	$9,952

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,559	$12,374	$42,272	$47,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	14,018	12,538	58,098	47,232
Impairment of goodwill, intangible assets and long-lived assets	13,285	—	13,285	—
Deferred taxes and other	(6,046)	170	(586)	2,325
Tax benefits from stock-based compensation	1,093	3,995	5,781	15,170
Excess tax benefits from stock-based compensation	(441)	—	(3,863)	—
Cumulative effect of change in accounting principle, net of tax	—	—	(1,041)	—
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(5,962)	1,678	(3,296)	(1,669)
Other assets	(1,553)	(1,764)	844	1,806
Accounts payable and accrued liabilities	3,895	(5,231)	(11,211)	17,677
Member redemption liability	1,198	—	2,315	—
Deferred revenue	(1,180)	(1,034)	(999)	5,181
Other liabilities	(6)	45	(129)	2,198
Net cash provided by operating activities	22,860	22,771	101,470	137,047

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,437)	(5,199)	(24,329)	(21,653)
Purchases of rights, patents and trademarks	—	(8)	(509)	(5,562)
Purchases of short-term investments	(67,733)	(38,151)	(324,328)	(320,869)
Proceeds from maturities and sales of short-term investments	57,614	101,755	325,180	353,333
Cash paid for acquisitions, net of cash acquired	(41)	—	(61,155)	(8,638)
Decrease in restricted cash	1,450	—	—	—
Payment related to settlement of pre-acquisition liability	—	—	(4,800)	—
Proceeds from sales of assets, net	17	—	104	—
Net cash provided by (used for) investing activities	(16,130)	58,397	(89,837)	(3,389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	—	(4,125)	(54,209)	(45,792)
Payments on capital leases	(424)	(91)	(668)	(621)
Proceeds from exercises of stock options	2,883	1,142	9,452	5,874
Proceeds from employee stock purchase plan	2,039	1,491	5,004	3,169
Repurchases of common stock	(310)	—	(2,684)	(14,206)
Payments for dividends	(13,695)	(12,808)	(53,483)	(38,067)
Excess tax benefits from stock-based compensation	441	—	3,863	—
Net cash used for financing activities	(9,066)	(14,391)	(92,725)	(89,643)

Effect of exchange rate changes on cash and cash equivalents	(71)	(39)	(53)	(130)

Change in cash and cash equivalents	(2,407)	66,738	(81,145)	43,885
Cash and cash equivalents, beginning of period	21,659	33,659	100,397	56,512
Cash and cash equivalents, end of period	$19,252	$100,397	$19,252	$100,397

UNITED ONLINE, INC.
Reconciliation of Net Income to Adjusted Net Income(3)
(in thousands, except per-share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net income	$4,559	$12,374	$42,272	$47,127
Add (deduct):
Stock-based compensation	4,031	3,120	19,168	9,952
Amortization of intangible assets	4,486	4,915	17,640	21,799
Restructuring charges	—	—	627	—
Impairment of goodwill, intangible assets and long-lived assets	13,285	—	13,285	—
Cumulative effect of change in accounting principle	—	—	(1,041)	—
	26,361	20,409	91,951	78,878

Income tax effect of adjusting entries	(7,682)	(1,819)	(16,416)	(8,777)
Re-measurement of certain deferred tax assets	813	—	2,132	1,008
Adjusted net income	$19,492	$18,590	$77,667	$71,109

Adjusted basic net income per share	$0.30	$0.30	$1.21	$1.16
Adjusted diluted net income per share	$0.29	$0.28	$1.16	$1.09

Shares used to calculate adjusted basic net income per share	65,102	61,899	64,001	61,135
Shares used to calculate adjusted diluted net income per share(a)	68,194	66,236	67,138	65,127

(a)             Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Reconciliation of Non-GAAP Financial Data
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Adjusted Operating Income Before Depreciation and Amortization(1)
Operating income	$9,304	$22,082	$74,019	$86,560
Depreciation	5,501	4,503	21,290	15,481
Amortization	4,486	4,915	17,640	21,799
Operating income before depreciation and amortization	19,291	31,500	112,949	123,840
Stock-based compensation	4,031	3,120	19,168	9,952
Restructuring charges	—	—	627	—
Impairment of goodwill, intangible assets and long-lived assets	13,285	—	13,285	—
Adjusted operating income before depreciation and amortization	$36,607	$34,620	$146,029	$133,792

Reconciliation of Segment Income from Operations to Adjusted OIBDA(1)

Communications:
Segment income from operations	$28,360	$30,292	$132,839	$135,286
Restructuring charges	—	—	619	—
Impairment of goodwill, intangible assets and long-lived assets	4,504	—	4,504	—
Adjusted operating income before depreciation and amortization	$32,864	$30,292	$137,962	$135,286

Content & Media:
Segment income from operations	$(725)	$8,969	$17,913	$16,541
Restructuring charges	—	—	8	—
Impairment of goodwill, intangible assets and long-lived assets	8,781	—	8,781	—
Adjusted operating income before depreciation and amortization	$8,056	$8,969	$26,702	$16,541

UNITED ONLINE, INC.
Reconciliation of Non-GAAP Financial Data
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Free Cash Flow(4)
Net cash provided by operating activities	$22,860	$22,771	$101,470	$137,047
Add (deduct):
Capital expenditures	(7,437)	(5,199)	(24,329)	(21,653)
Excess tax benefits from stock-based compensation(a)	441	—	3,863	—
Cash paid for restructuring charges	105	—	1,100	—
Free cash flow	$15,969	$17,572	$82,104	$115,394

(a)             In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.
Supplemental Schedule of Segment Information
(in thousands)

	Three Months Ended December 31, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$77,047	$22,305	$—	$99,352
Advertising	10,147	21,287	—	31,434
Total revenues	87,194	43,592	—	130,786

Operating expenses:
Cost of revenue	18,524	11,295	148	29,967
Sales and marketing	25,362	17,900	714	43,976
Product development	8,067	4,045	1,119	13,231
General and administrative	5,486	4,664	6,387	16,537
Amortization of intangible assets	372	4,114	—	4,486
Impairment of goodwill, intangible assets and long-lived assets	4,504	8,781	—	13,285
Total operating expenses	62,315	50,799	8,368	121,482

Operating income (loss)	24,879	(7,207)	(8,368)	9,304

Depreciation	3,109	2,368	24	5,501
Amortization	372	4,114	—	4,486
Operating income before depreciation and amortization	28,360	(725)	(8,344)	19,291
Stock-based compensation	—	—	4,031	4,031
Impairment of goodwill, intangible assets and long-lived assets	4,504	8,781	—	13,285
Adjusted operating income before depreciation and amortization	$32,864	$8,056	$(4,313)	$36,607

	Three Months Ended December 31, 2005
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$95,058	$19,533	$—	$114,591
Advertising	9,018	6,623	—	15,641
Total revenues	104,076	26,156	—	130,232

Operating expenses:
Cost of revenue	24,247	3,942	52	28,241
Sales and marketing	38,669	9,637	333	48,639
Product development	8,549	2,353	327	11,229
General and administrative	5,138	2,939	7,049	15,126
Amortization of intangible assets	713	4,202	—	4,915
Total operating expenses	77,316	23,073	7,761	108,150

Operating income (loss)	26,760	3,083	(7,761)	22,082

Depreciation	2,819	1,684	—	4,503
Amortization	713	4,202	—	4,915
Operating income before depreciation and amortization	30,292	8,969	(7,761)	31,500
Stock-based compensation	—	—	3,120	3,120
Adjusted operating income before depreciation and amortization	$30,292	$8,969	$(4,641)	$34,620

UNITED ONLINE, INC.
Supplemental Schedule of Segment Information
(in thousands)

	Year Ended December 31, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$336,924	$86,641	$—	$423,565
Advertising	39,013	60,076	—	99,089
Total revenues	375,937	146,717	—	522,654

Operating expenses:
Cost of revenue	86,811	32,421	817	120,049
Sales and marketing	109,484	64,078	3,457	177,019
Product development	32,931	14,635	5,367	52,933
General and administrative	21,401	18,095	28,213	67,709
Amortization of intangible assets	2,424	15,216	—	17,640
Impairment of goodwill, intangible assets and long-lived assets	4,504	8,781	—	13,285
Total operating expenses	257,555	153,226	37,854	448,635

Operating income (loss)	118,382	(6,509)	(37,854)	74,019

Depreciation	12,033	9,206	51	21,290
Amortization	2,424	15,216	—	17,640
Operating income before depreciation and amortization	132,839	17,913	(37,803)	112,949
Stock-based compensation	—	—	19,168	19,168
Restructuring charges	619	8	—	627
Impairment of goodwill, intangible assets and long-lived assets	4,504	8,781	—	13,285
Adjusted operating income before depreciation and amortization	$137,962	$26,702	$(18,635)	$146,029

	Year Ended December 31, 2005
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$396,330	$69,649	$—	$465,979
Advertising	35,614	23,468	—	59,082
Total revenues	431,944	93,117	—	525,061

Operating expenses:
Cost of revenue	94,946	15,543	183	110,672
Sales and marketing	162,242	46,096	954	209,292
Product development	30,015	8,925	1,069	40,009
General and administrative	18,815	12,133	25,781	56,729
Amortization of intangible assets	3,048	18,751	—	21,799
Total operating expenses	309,066	101,448	27,987	438,501

Operating income (loss)	122,878	(8,331)	(27,987)	86,560

Depreciation	9,360	6,121	—	15,481
Amortization	3,048	18,751	—	21,799
Operating income before depreciation and amortization	135,286	16,541	(27,987)	123,840
Stock-based compensation	—	—	9,952	9,952
Adjusted operating income before depreciation and amortization	$135,286	$16,541	$(18,035)	$133,792

UNITED ONLINE, INC.
Selected Quarterly Historical Financial Data and Key Metrics(a)

	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005
Revenue (in thousands)	$130,786	$129,636	$134,900	$127,332	$130,232
Net income (in thousands)	$4,559	$13,436	$11,585	$12,692	$12,374
Net income per diluted share	$0.07	$0.20	$0.18	$0.20	$0.19
Pay accounts(2) (in thousands)	4,854	4,912	4,996	5,093	5,009
Active accounts(2) (in millions)	20.1	20.8	20.7	18.7	17.6
Number of employees at end of period	1,006	1,023	1,016	912	900

(a)             More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.
Analysis of Pay Accounts (2)
(in thousands)

	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005
Communications(a)
Access	2,282	2,425	2,556	2,751	2,855
Other	317	323	330	321	313
Total	2,599	2,748	2,886	3,072	3,168

Content & Media(b)
Social networking	2,169	2,079	2,029	1,945	1,766
Other	86	85	81	76	75
Total	2,255	2,164	2,110	2,021	1,841

Total pay accounts(2)	4,854	4,912	4,996	5,093	5,009

(a)             Communications includes Internet access, VoIP, premium content, premium email and security suite.

(b)            Content & Media includes social networking, Web hosting and photo sharing.